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Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 11, 2016, relating to the financial statements of Ohio Condensate Company, L.L.C. as of and for the years ended December 31, 2015 and 2014, appearing in the Annual Report on Form 10-K of Summit Midstream Partners, LP for the year ended December 31, 2016, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
Denver, Colorado

July 7, 2017

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  Exhibit 23.3
CONSENT OF INDEPENDENT AUDITORS